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Exhibit 24

                                POWER OF ATTORNEY

     We, the undersigned directors of Questar Market Resources, Inc., hereby severally constitute G. L. Nordloh and S. E. Parks, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, the Annual Report on Form 10-K for 2001 and any and all amendments to be filed with the Securities and Exchange Commission by Questar Market Resources, Inc., hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 2001 and any and all amendments to such Report.

     Witness our hands on the respective dates set forth below.

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
     SIGNATURE                                                    TITLE                          DATE
     ---------                                                    -----                          ----
 /s/ R. D. Cash                                           Chairman of the Board                 2/9/02
---------------------------
R. D. Cash

 /s/ K. O. Rattie                                            Vice Chairman                      2/9/02
---------------------------
K. O. Rattie

 /s/ G. L. Nordloh                                          President & Chief                   2/9/02
---------------------------                                 Executive Officer
G. L. Nordloh                                                   Director

 /s/ T. Beck                                                    Director                        2/9/02
---------------------------
T. Beck

 /s/ P. J. Early                                                Director                        2/9/02
---------------------------
P. J. Early

 /s/ James A. Harmon                                            Director                        2/9/02
---------------------------
James A. Harmon
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